UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

I-ON Digital Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-54995	46-3031328
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

1244 N. Stone Street, Unit 3

Chicago, Illinois 60610

(Address of principal executive offices) (Zip code)

(866) 440-2278

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2026, the board of directors (the “Board) of I-ON Digital Corp. (the “Company”) appointed Carson Knuth as a member of the Board and President of the Company’s Digital Asset Group, a non-executive position.

Carson Knuth, age 40, Director, President, is an entrepreneur and business executive with experience spanning financial technology, digital assets, and other emerging industries. Throughout his career, Mr. Knuth has focused on identifying unique market opportunities, strategy, the development of partnerships, and building businesses at the intersection of technology, finance, and institutional capital. Mr. Knuth has served as the Managing Partner of Western Strategies since June 2022. Since April 2016, Mr. Knuth has also served as Co-owner of Rogue Sports, a Las Vega esports team. Mr. Knuth has served on the management team of I-ON Digital Corp, as Senior Technical Advisory Consultant since May 2024 where he has focused on digital asset infrastructure, real-world asset tokenization, and the integration of traditional financial markets with emerging decentralized financial technologies. Mr. Knuth co-founded several companies in the technology and digital entertainment sectors, including LEET, an early video gaming technology company which integrated bitcoin into popular video games, and Rogue, one of the premier international professional esports organizations. Mr. Knuth later helped to negotiate the two separate acquisitions of both LEET and Rogue to large multinational companies. He has been recognized as an expert in entrepreneurship and the greater crypto ecosystem, and has been a speaker at many university and professional organizations across the world in that capacity, including M.I.T., BYU, and UNLV. Additionally Mr. Knuth has toured Asia, speaking in China, Indonesia, Malaysia, Japan, Korea, and the Philippines, India and the Middle East mainly on cryptocurrency and decentralized finance technologies. He attended Brigham Young University and the University of Nevada – Las Vegas. Mr. Knuth brings a unique entrepreneurial approach to corporate strategy, and discovering opportunities in emerging markets. The Board believes Mr. Knuth’s deep experience in cryptocurrencies and decentralized finance as well as his experience running companies make him well-suited to be a Director and President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2026	By:	/s/ Carlos X. Montoya
Carlos X. Montoya
Chief Executive Officer